Exhibit 10.1

Form of

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of             , 2014 (this “Agreement”), is by and among VTTI B.V., a company incorporated in the Netherlands (“VTTI”), VTTI MLP Partners B.V., a company incorporated in the Netherlands (the “Selling Unitholder”), VTTI Energy Partners LP, a Marshall Islands limited partnership (the “Partnership”), VTTI Energy Partners GP LLC, a Marshall Islands limited liability company and the general partner (the “General Partner”) of the Partnership, VTTI MLP Holdings Ltd, a company incorporated in the United Kingdom (“VTTI Holdings”), and VTTI MLP B.V., a company incorporated in the Netherlands (“VTTI Operating”). VTTI, the Selling Unitholder, the Partnership, the General Partner, VTTI Holdings and VTTI Operating may be referred to collectively as the “Parties” or individually as a “Party”. Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the General Partner and the Selling Unitholder have formed the Partnership, pursuant to the Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”), for the purpose of engaging in any business activity that lawfully may be conducted by a limited partnership organized pursuant to the Marshall Islands LP Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.	VTTI incorporated the Selling Unitholder under the terms of the Dutch Civil Code and contributed to the Selling Unitholder $250,000 as initial nominal share capital in exchange for 250,000 shares of the Selling Unitholder with a nominal value of $1 per share.

2.	The Selling Unitholder formed the General Partner under the terms of the Marshall Islands Limited Liability Company Act of 1996 and contributed to the General Partner $1,000 in exchange for all of the limited liability company interests in the General Partner.

3.	The General Partner and the Selling Unitholder formed the Partnership under the terms of the Marshall Islands LP Act and contributed $20 and $980 to the Partnership, respectively, in exchange for a 2.0% general partner interest and a 98.0% limited partner interest, respectively, in the Partnership.

4.	The Partnership formed VTTI Holdings under the terms of the United Kingdom Companies Act 2006 and contributed to VTTI Holdings $10,000 as initial nominal share capital in exchange for all of the shares of VTTI Holdings.

5.	VTTI incorporated VTTI Operating under the terms of the Dutch Civil Code and contributed to VTTI Operating $1,001 as initial nominal share capital in exchange for 1,000 Voting Shares and 1 Profit Share of VTTI Operating with a nominal value of $1 per share.

6.	VTTI subsequently transferred any and all issued shares in VTTI Nederland B.V., VTTI Americas B.V., VTTI SE Asia B.V. and Eurotank Belgium B.V. (each constituting a 100% interest) to VTTI Operating as a capital contribution in exchange for 999,999 Profit Shares in VTTI Operating with a nominal value of $1 each.

7.	VTTI SE Asia B.V. transferred any and all issued shares (constituting a 100% interest) in Fosco Holding Ltd to VTTI Operating as a dividend distribution.

8.	VTTI transferred any and all issued shares (constituting a 100% limited liability company interest) in VTTI Operating to the Selling Unitholder as a contribution in kind, without any shares in the capital of the Selling Unitholder being issued in return.

9.	VTTI Holdings, VTTI Nederland B.V., VTTI SE Asia B.V., Eurotank Belgium B.V., Fosco Holding Ltd and each of these entities’ wholly-owned subsidiaries has made an election under U.S. Treasury Regulation Section 301.7701-3(c) to be classified as a disregarded entity for U.S. Federal income tax purposes.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following transactions will occur at the times specified herein:

1.	The Selling Unitholder will transfer 367,500 Profit Shares and 510 Voting Shares in VTTI Operating (the “Partnership Contribution Interest”) to the Partnership as a capital contribution in exchange for Common Units and Subordinated Units in the Partnership.

2.	The Selling Unitholder will transfer 7,500 Profit Shares in VTTI Operating to the General Partner as a contribution in kind, without any additional limited liability company interests of the General Partner being issued in return (the “General Partner Contribution Interest”).

3.	The General Partner will transfer the General Partner Contribution Interest to the Partnership as a capital contribution in exchange for General Partner Units in the Partnership representing a continuation of its 2.0% general partner interest in the Partnership.

4.	The Partnership will issue the Incentive Distribution Rights to the General Partner.

5.	The Partnership will transfer the Partnership Contribution Interest and the General Partner Contribution Interest to VTTI Holdings as a contribution in kind, without any shares in the capital of VTTI Holdings being issued in return.

6.	The Partnership will redeem the initial limited partner interests of the Selling Unitholder and will refund the Selling Unitholder’s initial contribution of $980, as well as any interest or other profit that may have resulted from the investment or other use of such initial capital contribution to the Selling Unitholder, in proportion to such initial contribution.

7.	The agreements of limited partnership and the limited liability company agreements of certain of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and contained in this Agreement.

WHEREAS, the partners or members of the Parties have taken all partnership or limited liability company action, as the case may be, required to approve the transactions contemplated by this Agreement.

WHEREAS, at the Closing Time, the public, through the Underwriters, will purchase from the Selling Unitholder for approximately $         million in cash ($         million net to the Selling Unitholder after deducting the Underwriters’ discount of $         million)              Common Units (representing a     % limited partner interest in the Partnership).

WHEREAS, at the Closing Time, the Selling Unitholder will (i) pay the Structuring Fee and (ii) pay the transaction expenses related to the initial public offering (the “Offering”) of the Common Units, estimated to be approximately $         million.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Agreement” is defined in the preamble.

“Closing Date” means the date on which the initial closing of the purchase and sale of Common Units to the Underwriters pursuant to the Underwriting Agreement occurs.

“Closing Time” means the time on the Closing Date at which the initial closing of the purchase and sale of Common Units to the Underwriters pursuant to the Underwriting Agreement occurs.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” is defined in the Partnership Agreement.

“Deed of Transfer” means a Dutch notarial deed of transfer of shares to which the transferor, the transferee and VTTI Operating are party.

“Effective Time” means 12:01 a.m. Eastern Time on the Closing Date.

“First Partnership Contribution” is defined in Section 2.1.

“General Partner” is defined in the preamble.

“General Partner Contribution” is defined in Section 2.2.

“General Partner Contribution Interest” is defined in the recitals.

“General Partner Units” is defined in the Partnership Agreement.

“Incentive Distribution Rights” is defined in the Partnership Agreement.

“Marshall Islands LP Act” is defined in the recitals.

“Offering” is defined in the recitals.

“Partnership” is defined in the preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of VTTI Energy Partners LP dated as of the Closing Date.

“Partnership Contribution Interest” is defined in the recitals.

“Party” and “Parties” is defined in the preamble.

“Profit Shares” is defined in the VTTI Operating Charter.

“Registration Statement” means the Registration Statement on Form F-1 filed with the Commission (Registration No. 333-                    ), as amended.

“Second Partnership Contribution” is defined in Section 2.3.

“Selling Unitholder” is defined in the preamble.

“Structuring Fee” means a fee for certain advisory services equal to     % of the gross proceeds of the sale of Common Units pursuant to the Underwriting Agreement.

“Subordinated Units” is defined in the Partnership Agreement.

“Underwriters” means those underwriters listed on Schedule I to the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement by and among Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the Underwriters, VTTI, the Selling Unitholder, the General Partner, the Partnership, VTTI Holdings and VTTI Operating dated as of             , 2014.

“Voting Shares” is defined in the VTTI Operating Charter.

“VTTI” is defined in the preamble.

“VTTI Holdings” is defined in the preamble.

“VTTI Operating” is defined in the preamble.

“VTTI Operating Charter” means the articles of association of VTTI Operating, dated as of             , 2014, and as amended from time to time.

ARTICLE II

CONTRIBUTION, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

2.1 Conveyance by the Selling Unitholder of the Partnership Contribution Interest to the Partnership. The Selling Unitholder hereby grants, contributes and bargains, and shall, by means of the execution of a Deed of Transfer, convey, assign, transfer, set over and deliver to the Partnership, all right, title and interest in and to the Partnership Contribution Interest, as a capital contribution, in exchange for (i)              Common Units, representing a     % limited partner interest in the Partnership and (ii)              Subordinated Units representing a     % limited partner interest in the Partnership. The Partnership hereby accepts such Partnership Contribution Interest as a contribution to the capital of the Partnership (the “First Partnership Contribution”). As per the execution of the Deed of Transfer whereby the First Partnership Contribution is effectuated, the Partnership is admitted to VTTI Operating as a shareholder of VTTI Operating and agrees that it is bound by the VTTI Operating Charter as a shareholder of VTTI Operating, and VTTI Operating continues without dissolution with the Partnership as a shareholder.

2.2 Conveyance by the Selling Unitholder of the General Partner Contribution Interest to the General Partner. The Selling Unitholder hereby grants, contributes and bargains, and shall, by means of the execution of a Deed of Transfer, convey, assign, transfer, set over and deliver to the General Partner, all right, title and interest in and to the General Partner Contribution Interest, as a capital contribution. The General Partner hereby accepts such General Partner Contribution Interest as a contribution to the capital of the General Partner (the “General Partner Contribution”). As per the execution of the Deed of Transfer whereby the General Partner Contribution is effectuated, the General Partner is admitted to VTTI Operating as a shareholder of VTTI Operating and agrees that it is bound by the VTTI Operating Charter as a shareholder of VTTI Operating, and VTTI Operating continues without dissolution with the General Partner as a shareholder.

2.3 Conveyance by the General Partner of the General Partner Contribution Interest to the Partnership. The General Partner hereby grants, contributes and bargains, and shall, by means of the execution of a Deed of Transfer, convey, assign, transfer, set over and deliver to the Partnership, all right, title and interest in and to the General Partner Contribution Interest, as a capital contribution, in exchange for              General Partner Units representing a continuation of its 2.0% general partner interest in the Partnership. The Partnership hereby accepts such General Partner Contribution Interest as a contribution to the capital of the Partnership (the “Second Partnership Contribution”). As per the execution of the Deed of

Transfer whereby the Second Partnership Contribution is effectuated, (i) the Partnership’s participation in the share capital of VTTI Operating is increased by the Second Partnership Contribution, (ii) the General Partner ceases to be a shareholder of VTTI Operating and (iii) VTTI Operating continues without dissolution with the Partnership as a shareholder.

2.4 Issuance of Incentive Distribution Rights to the General Partner. The Partnership hereby issues to the General Partner and the General Partner hereby accepts 100% of the Partnership’s Incentive Distribution Rights.

2.5 Conveyance by the Partnership of the Partnership Contribution Interest and the General Partner Contribution Interest to VTTI Holdings. The Partnership hereby grants, contributes and bargains, and shall by means of the execution of a Deed of Transfer convey, assign, transfer, set over and deliver to VTTI Holdings, all right, title and interest in and to the Partnership Contribution Interest and the General Partner Contribution Interest, as a capital contribution. VTTI Holdings hereby accepts such Partnership Contribution Interest and General Partner Contribution Interest as a contribution to the capital of VTTI Holdings. As per the execution of the Deed of Transfer whereby this contribution is effectuated, (i) VTTI Holdings is admitted as a shareholder of VTTI Operating and agrees that it is bound by the VTTI Operating Charter, (ii) the Partnership ceases to be a shareholder of VTTI Operating, and (iii) VTTI Operating continues without dissolution with VTTI Holdings as a shareholder.

2.6 Payment of Fees and Expenses. The Parties acknowledge the payment at the Closing Time by the Selling Unitholder of (i) the Structuring Fee and (ii) the transaction expenses related to the Offering, estimated to be approximately $         million.

2.7 Redemption of the Selling Unitholder’s Initial Limited Partner Interests. For and in consideration of the payment by the Partnership of $980 to the Selling Unitholder as a refund of its initial capital contribution to the Partnership, along with 100% of any interest or profit that resulted from the investment or other use of such capital contribution, at the Closing Time the Partnership will redeem all of the initial limited partner interests of the Selling Unitholder.

ARTICLE III

FURTHER ASSURANCES

From time to time after the Closing Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (iii) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE IV

ORDER OF COMPLETION AND EFFECTIVENESS OF TRANSACTIONS

4.1 Order of Completion of Transactions. The transactions provided for in Sections 2.1 through 2.5 shall be completed as of the Effective Time in the order set forth in Article II. The transactions provided for in Sections 2.6 and 2.7 shall be completed as of the Closing Time in the order set forth in Article II.

4.2 Effectiveness of Transactions. Notwithstanding anything contained in this Agreement to the contrary, (a) none of the provisions of Sections 2.1 through 2.5 shall be operative or have any effect until the Effective Time and (b) none of the provisions of Sections 2.6 and 2.7 shall be operative or have any effect until the Closing Time, at which respective time all such applicable provisions shall be effective and operative in accordance with Article III without further action by any Party.

ARTICLE V

MISCELLANEOUS

5.1 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders, and the singular shall include the plural and vice versa.

5.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

5.3 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

5.4 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

5.5 Choice of Law. This Agreement shall be subject to and governed by the laws of the state of Delaware. Each Party hereby submits to the jurisdiction of the state and federal courts in the state of Delaware and to venue in the state and federal courts in the state of Delaware.

5.6 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

5.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

5.8 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

5.9 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

VTTI B.V.

By:

VTTI MLP Partners B.V.

By:

VTTI Energy Partners GP LLC

By:

VTTI Energy Partners LP By: VTTI Energy Partners GP LLC, its general partner

By:

VTTI MLP Holdings Ltd.

By:

VTTI MLP B.V.

By:

[Signature Page to Contribution, Conveyance and Assumption Agreement]